UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2009

MEDIFAST, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23016	13-3714405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Ident. No.)

11445 Cronhill Drive, Owing Mills, Maryland		21117
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (410)-581-8042

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR    230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR   240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 13, 2009, Medifast, Inc. received notification from the New York Stock Exchange (“NYSE”) that the Company is now considered a company in “good standing” under the NYSE’s continued listing standards and will be removed from its “Watch List.”   Medifast, Inc.’s reinstatement to good standing comes as a result of the Company’s consistent positive performance against a business plan submitted to the NYSE and its compliance with the Exchange’s minimum market capitalization and shareholder’s equity standard.  In the first quarter of 2009, the Company reported a 34% increase in sales and 70% increase in diluted earnings per share as compared to the first quarter of 2008.  The Company will be subject to a 12-month follow-up period to ensure that it remains in compliance with the NYSE’s continued listing standards as well as being subject to its normal monitoring procedures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIFAST, INC.
Dated: May 13, 2009

/s/ Michael S. McDevitt
Michael S. McDevitt
Chief Executive Officer